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                                 EXHIBIT 23.4

          CONSENT OF VAN DOESBURG & PARTNERS, INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Zitel Corporation for the registration of 3,381,575 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1997, with respect to the financial statements of Palmer & Webb Systems B.V. for the years ended December 31, 1996 and December 31, 1995 included in its Current Report (Form 8-K) of Zitel Corporation dated June 30, 1997 with the Securities and Exchange Commission.


                                       s/Jan C.J.Van Doesburg
                                       VAN DOESBURG & PARTNERS

Rotterdam
July 15, 1998